Exhibit 99.1

News for Immediate Release

Contact: Alan Breitman
Chief Financial Officer
The First Marblehead Corporation
800 Boylston Street, 34th FL
Boston, MA 02199
617.638.2065

First Marblehead Announces First Quarter Financial Results

Results from Continuing Operations Improve 12%

BOSTON, MA, November 10, 2014 — The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the first quarter of fiscal 2015.

For the first quarter of fiscal 2015, the Company recorded a net loss from continuing operations of $10.5 million, or $(0.92) per share, compared to a net loss from continuing operations of $12.0 million, or $(1.07) per share(1), for the first quarter of fiscal 2014, a 12% improvement. Revenues for the first quarter of fiscal 2015 increased $1.4 million, or 11%, to $14.1 million as compared to the first quarter of fiscal 2014. The increase in revenues included increases of $505 thousand in fair value changes to service revenue receivables, $441 thousand in Monogram®-based fee revenues, $339 thousand in tuition management fees and $216 thousand in fee income from the Company’s subsidiary Cology LLC. These revenue increases contributed to a $381 thousand or 6% improvement in net operating cash usage*, a non-GAAP financial measure, for the first quarter of fiscal 2015 as compared to the first quarter of fiscal 2014.

As announced during the fourth quarter of fiscal 2014, the Company is pursuing a plan of voluntary dissolution for its bank subsidiary Union Federal Savings Bank (“Union Federal”) and has classified Union Federal as a discontinued operation in its financial results for all periods presented. The dissolution plan is subject to the approval of the Union Federal Board of Directors, the Office of the Comptroller of the Currency and the Company, as the sole stockholder of Union Federal.  The discontinued operations of Union Federal, net of taxes, for the first quarter of fiscal 2015 was a net loss of $2.9 million, or $(0.26) per share, compared to net income of $419 thousand, or $0.04 per share(1), for the first quarter of fiscal 2014. The $3.3 million decline was primarily attributable to a fair value write-down of $2.3 million on Union Federal’s private education loan portfolio coupled with a decline in revenues principally driven by decreased interest income resulting from the sales of portfolios of private education loans to RBS Citizens, N.A. in the third and fourth quarters of fiscal 2014.

For the first quarter of fiscal 2015, total facilitated private education loan volumes were $445.2 million, consisting of $84.5 million of Monogram-based loans and $360.7 million of loans facilitated by Cology LLC. Monogram-based facilitated loan volumes were up 37% as compared to the same quarter of the prior year primarily as a result of the Union Federal® Private Student Loan Program funded by SunTrust Bank, which was launched on June 13, 2014, coupled with marketing programs employed during this peak season. Loan disbursements, excluding those disbursed by Union Federal, for the first quarter of fiscal 2015 totaled $256.2 million, consisting of $42.6 million of Monogram-based loans, a 26% increase over the same quarter of the prior year, and $213.6 million of loans disbursed by Cology LLC, a 10% increase over the same quarter of the prior year.

“We are pleased with the results for the first quarter as we continued with the trend of revenue growth in conjunction with lowered operating expenses,” said Daniel Meyers, Chairman and Chief Executive Officer. “We believe that our recently announced partnership with Firstmark Services to deliver loan origination services will help us continue this trend,” added Mr. Meyers.

Company Liquidity

As of September 30, 2014, the Company had cash and cash equivalents and short-term investments from continuing operations of $65.1 million compared to $74.0 million at June 30, 2014. The decrease of $8.9 million was primarily the result of $5.8 million used to fund continuing operations coupled with increased funding for other assets.

(1) All prior period per share amounts presented reflect the impact of the Company’s 1:10 reverse stock split that was effected on December 2, 2013.

 * See below under the heading “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call

First Marblehead will host a conference call on Monday, November 10, 2014 at 5:00 p.m. Eastern Time to discuss its operating results. Investors and other interested parties are invited to listen to the conference call via a simultaneous internet broadcast on the Company’s website at www.firstmarblehead.com, under “For Investors,” or by (888) 317-6003 from the United States or (412) 317-6061 from abroad and entering the pass code 4333633.

A replay will be available approximately one hour after completion of the call on First Marblehead’s website or by dialing (877) 344-7529 from the United States or (412) 317-0088 from abroad and entering the pass code 10055823. The replay will be available for two weeks.

About The First Marblehead Corporation First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs. For more information, please see www.firstmarblehead.com. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org. Through its bank subsidiary, Union Federal, First Marblehead offers money market and time deposit products. For more information, please see www.unionfsb.com. Following the dissolution of Union Federal, First Marblehead will cease to offer banking services through Union Federal. First Marblehead offers outsourced tuition planning, billing, payment technology services and refund management services through its subsidiary Tuition Management Systems LLC. For more information, please see www.afford.com. Through its subsidiary, Cology LLC, First Marblehead offers private education loan processing and disbursement services for lenders. For more information, please see www2.cology.com.

Statements in this press release, including the financial tables, regarding First Marblehead’s future revenue, expenses and other financial and operating results and liquidity, including statements concerning the proposed dissolution of Union Federal and our transition of certain loan origination services to Firstmark Services, including anticipated cost savings, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, and on our plans, estimates and expectations as of November 10, 2014. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operating results, the proposed dissolution of Union Federal, the transition of certain loan origination services to Firstmark Services, including anticipated cost savings, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings, including our success in negotiating loan program agreements with additional clients; the successful sales and marketing of Monogram-based loan offerings, including the volume of loan applications and the extent to which loan applications ultimately result in disbursed loans; the volume, timing and performance of disbursed loans; the size and structure of any credit enhancement provided by First Marblehead in connection with our Monogram platform; the successful sales and marketing of the products and services offered by Tuition Management Systems LLC and Cology LLC; other changes to our business model or business effects, including the effects of industry, economic or political conditions outside of First Marblehead’s control; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; our ability to further reduce our operating expenses without adversely affecting our business; the outcome of any investigation, audit, claim, regulatory action or suit relating to the transfer of the trust certificate of NC Residuals Owners Trust or the asset services agreement between the purchaser and First Marblehead, including any challenge to tax refunds previously received or any proposed additional taxable income as a result of the audit being conducted by the Internal Revenue Service; resolution of litigation and regulatory proceedings pertaining to our Massachusetts state income tax returns; the proposed dissolution of Union Federal, including the timing of any such dissolution, and any costs relating to the proposed dissolution or a decision not to proceed with the proposed dissolution for any reason, including, without limitation, the failure to receive the necessary corporate or regulatory approvals; First Marblehead’s and Firstmark Services’ ability to transition loan processing services to Firstmark Services; the possibility that First Marblehead may be unable to achieve expected operating efficiencies following the transition of services to Firstmark Services within the expected time-frames or at all; Firstmark Services’ success in delivering loan origination services to First Marblehead and its lender clients; customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with customers or clients) that are greater than expected following the transition of services; the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used in determining the estimate of the fair value of service revenue receivables and deposits for participation interest accounts; and the other factors set forth under the caption “Part I – Item 1A. Risk Factors” in First Marblehead’s annual report on Form 10-K filed with the Securities and Exchange Commission on September 10, 2014. Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include: actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variance between our performance assumptions and the actual performance of the loan portfolios held by the GATE trusts, Union Federal or First Marblehead’s clients (the “Portfolios”); economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on the Portfolios, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our estimates, and the weight to be given to such factors; capital markets receptivity to securities backed by private education loans; interest rate trends; any challenge to the tax refunds previously received as a result of the audit being conducted by the Internal Revenue Service; the resolution of our appeal in the cases pertaining to our Massachusetts state income tax returns; and the proposed dissolution of Union Federal, including the timing of any such dissolution, and any costs relating to the proposed dissolution or a decision not to proceed with the proposed dissolution for any reason, including, without limitation, the failure to receive the necessary corporate of regulatory approvals. We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

The First Marblehead Corporation and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended September 30, 2014 and 2013
(unaudited)
(dollars and shares in thousands, except per share amounts)

	Three months ended September 30,
	2014	2013
Revenues:
Tuition payment processing fees	$8,287	$7,948
Administrative and other fees	4,880	4,303
Fair value changes to service revenue receivables	950	445
Total revenues	14,117	12,696
Expenses:
Compensation and benefits	9,911	10,202
General and administrative	14,547	14,264
Total expenses	24,458	24,466
Other income	56	72
Loss from continuing operations, before income taxes	(10,285)	(11,698)
Income tax expense from continuing operations	243	275
Net loss from continuing operations	(10,528)	(11,973)
Discontinued operations, net of taxes	(2,913)	419
Net loss	$(13,441)	$(11,554)
Net loss per basic and diluted common share:
From continuing operations	$(0.92)	$(1.07)
From discontinued operations	(0.26)	0.04
Total basic and diluted net loss per common share	$(1.18)	$(1.03)
Basic and diluted weighted-average common shares outstanding	11,385	11,214

 The First Marblehead Corporation and Subsidiaries
Consolidated Balance Sheets
As of September 30, 2014 and June 30, 2014
(unaudited)
(dollars and shares in thousands, except per share amounts)

	September 30, 2014	June 30, 2014
Assets
Cash and cash equivalents	$39,072	$33,955
Short-term investments, at cost	26,004	40,057
Restricted cash	111,145	94,436
Deposits for participation interest accounts, at fair value	15,614	15,834
Service revenue receivables, at fair value	13,563	13,979
Goodwill	20,066	20,066
Intangible assets, net	21,191	21,769
Property and equipment, net	5,471	5,819
Other assets	11,075	8,163
Assets from continuing operations	263,201	254,078
Assets from discontinued operations	174,255	188,806
Total assets	$437,456	$442,884
Liabilities and Stockholders’ Equity
Liabilities:
Restricted funds due to clients	$111,104	$94,272
Accounts payable, accrued expenses and other liabilities	12,323	11,050
Income taxes payable	26,749	26,582
Net deferred income tax liability	1,726	1,655
Liabilities from continuing operations	151,902	133,559
Liabilities from discontinued operations	151,069	162,827
Total liabilities	302,971	296,386
Commitments and contingencies:
Stockholders’ equity:
Common stock, par value $0.01 per share; 25,000 shares authorized; 12,595 and 12,260 shares issued; 11,527 and 11,300 shares outstanding	125	122
Additional paid-in capital	464,144	462,328
Accumulated deficit	(141,832)	(128,391)
Treasury stock, 1,068 and 960 shares held, at cost	(188,371)	(187,860)
Accumulated other comprehensive income	419	299
Total stockholders’ equity	134,485	146,498
Total liabilities and stockholders’ equity	$437,456	$442,884

The First Marblehead Corporation and Subsidiaries
Facilitated and Disbursed Loan Volume Data
For the Three Months Ended September 30, 2014 and 2013
(unaudited)
(dollars in thousands)

The following tables present our private education loan facilitation metrics with respect to our Monogram-based loan programs for the three months ended September 30, 2014 and 2013, as well as the private education loans processed by Cology LLC for these periods.

	Three months ended September 30,
	2014			2013
	Partnered Lending	Cology LLC	Total	Partnered Lending	Cology LLC	Total
	(dollars in thousands)
Facilitated Loans	$84,550	$360,675	$445,225	$61,894	$357,110	$419,004
Disbursed Loans	42,584	213,599	256,183	33,732	194,480	228,212

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on U.S. generally accepted accounting principles (“GAAP”), the Company has included in this press release an additional financial metric that it refers to as “net operating cash usage” that was not prepared in accordance with GAAP. The Company defines “net operating cash usage” to approximate cash required to fund its operations. “Net operating cash usage” is not directly comparable to the Company’s consolidated statements of cash flows prepared in accordance with GAAP. Legislative and regulatory guidance discourages the use of, and emphasis on, non-GAAP financial metrics and requires companies to explain why a non-GAAP financial metric is relevant to management and investors.

The Company’s management and its board of directors use this non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting the Company’s core operating performance and comparing such performance to that of prior periods. This non-GAAP financial measure is also used by the Company in its financial and operational decision-making.

The Company believes that the inclusion of this non-GAAP financial metric helps investors to gain a better understanding of its results, including its expenses and liquidity position. In addition, the Company’s presentation of this non-GAAP financial measure is consistent with how it expects that analysts may calculate their estimates of its financial results in their research reports and with how clients, investors, analysts and financial news media may evaluate its financial results.

There are limitations associated with reliance on any non-GAAP financial measure because any such measure is specific to the Company’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging. Nevertheless, by providing both GAAP and non-GAAP financial measures, the Company believes that investors are able to compare its GAAP results to those of other companies, while also gaining a better understanding of its operating performance, consistent with management’s evaluation.

“Net operating cash usage” should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. “Net operating cash usage” excludes the effects of income taxes, acquisitions or divestitures, participation interest account net fundings and changes in other assets and other liabilities that are solely related to short-term timing of cash payments or receipts.

 In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, loss from continuing operations, before income taxes, for the three months ended September 30, 2014 and 2013 and reconciles the GAAP measure to the comparable non-GAAP financial metric:

The First Marblehead Corporation and Subsidiaries
Net Operating Cash Usage, a Non-GAAP Financial Measure
For the Three Months Ended September 30, 2014 and 2013
(unaudited)
(dollars in thousands)

	Three months ended September 30,
	2014	2013

Loss from continuing operations, before income taxes	$(10,285)	$(11,698)
Adjustments to loss from continuing operations, before income taxes:
Fair value changes to service revenue receivables	(950)	(445)
Distributions from service revenue receivables	1,366	1,349
Depreciation and amortization	1,267	1,308
Stock-based compensation	1,819	1,988
Changes in TMS deferred revenue	1,310	1,506
Additions to property and equipment	(341)	(671)
Other, net of cash flows from Union Federal	(232)	236
Non-GAAP net operating cash usage	$(6,046)	$(6,427)